EXHIBIT 10.1

SHARE PURCHASE AGREEMENT

THIS AGREEMENT made with effect as of the 22nd day of June, 2012.

B E T W E E N:

GILLA INC.
a corporation incorporated under
the laws of the State of Nevada

("GILLA" or the “Vendor”)

- and -

CREDIFINANCE CAPITAL CORPORATION
a corporation incorporated under
the laws of the State of Delaware

("CFCC" or the “Purchaser”)

WHEREAS GILLA owns 990 shares of the common stock of GISOR SA (the “Purchased Shares”), a private company registered in the Democratic Republic of the Congo with a head office at 4A de l’Avenue Révolution, Quartier Socimat, Commune de la Gombe, Kinshasa, Democratic Republic of the Congo;

AND WHEREAS CFCC or its designee has received a fifteen percent (15%) non-dilution interest in all real and personal property held by GILLA in GISOR SA;

AND WHEREAS the Vendor has agreed to sell and the Purchaser has agreed to purchase all of the Purchased Shares on the terms and conditions hereinafter set out;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the respective covenants and agreements herein contained the parties hereto agree to the terms set out below.

1.           Purchase and Sale of the Purchased Shares

1.1         Subject to the terms and conditions of this agreement, the Vendor shall sell, assign and transfer unto the Purchaser and the Purchaser shall purchase from the Vendor the Purchased Shares for a purchase price of (the “Purchase Price”) of $10,000.

1.2         The Purchase Price shall be paid and satisfied on execution of this Agreement by payment of the Purchase Price by the Purchaser to the Vendor.

2.           Representations and Warranties

2.1         The Vendor hereby represents and warrants to the Purchaser as follows and hereby acknowledges and confirms that the Purchaser is relying on such representations and warranties in connection with the purchase by the Purchaser of the Purchased Shares:

a)           the Purchased Shares are registered in the name of and beneficially owned by the Vendor with a good and valid title thereto, free and clear of all mortgages, liens, charges, pledges, claims, security interests and other encumbrances whatsoever;

b)           no person, firm or corporation has any agreement, other than the fifteen percent interest held by the Purchaser prior to this Agreement, or option or right capable of becoming an agreement or option for the purchase from the Vendor of the Purchased Shares.

3.           Covenants

3.1         The Vendor shall do, or cause to be done, all acts, deeds and things necessary to complete the transaction of purchase and sale of the Purchased Shares herein provided for so that following closing the Purchaser shall be the legal owner of such Purchased Shares.

4.           Closing

4.1         The closing of the purchase and sale of the Purchased Shares shall take place contemporaneously with the execution of this agreement, the actual time when such closing is to take place being herein referred to as the “Time of Closing”.

5.           General

5.1         The covenants, representations and warranties herein contained shall survive the closing of the purchase and sale of the Purchased Shares herein provided for and notwithstanding such closing, shall continue in full force and effect for the respective benefit of the Purchaser and the Vendor, as the case may be.

5.2         This agreement may be executed in one or more counterparts, each of which when so executed shall constitute an original and all of which together shall constitute one and the same agreement.

5.3         The provisions of this agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective legal personal representatives, successors and assigns.

5.4         Any notice required or permitted to be given pursuant to or concerning this agreement shall be in writing and may be given by personal service or may be given by prepaid registered mail to the respective parties at their respective addresses noted below or at such other address of which notice may have been given in accordance with the provisions of this Section 4, and if so mailed, shall be deemed to have been received ten (10) days after the date of mailing, except in the event of any interruption of normal postal service which might affect such mailing, in which case such mailing shall be deemed received on actual receipt by the addressee:

GILLA at:
112 North Curry Street
Carson City, NV 89702
Attention:                      Mr. Georges Benarroch

CFCC at:
1232 North Ocean Way
Palm Beach, FL 33480
Attention:                      Mr. Georges Benarroch

IN WITNESS WHEREOF the parties have executed this agreement as of the 22nd of June, 2012.

GILLA INC.

By:	/s/Georges Benarroch
Georges Benarroch

CREDIFINANCE CAPITAL CORP.

By:	/s/Georges Benarroch
Georges Benarroch